Exhibit 99.2

SYNAGEVA BIOPHARMA ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

LEXINGTON, Mass., March 5, 2014 — Synageva BioPharma Corp. (“Synageva”) (NASDAQ:GEVA), a biopharmaceutical company developing therapeutic products for rare disorders, today announced the pricing of its previously announced underwritten public offering of common stock consisting of 2.0 million shares at $105.75 per share. In connection with this offering, Synageva granted to the underwriters a 30-day option to purchase 300,000 additional shares of common stock. If the underwriters exercise this option, Synageva will have offered 2.30 million shares of its common stock.

Goldman, Sachs & Co., J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC are serving as book-running managers for the offering. Cowen and Company, LLC, Canaccord Genuity Inc., Robert W. Baird & Co. Inc., and Nomura Securities International, Inc. are serving as co-managers for the offering.

The securities described above are being offered by Synageva pursuant to a Form S-3 shelf registration statement (including a base prospectus) previously filed with the Securities and Exchange Commission (SEC). Before you invest, you should read the prospectus in the registration statement and related prospectus supplement that Synageva has filed with the SEC for more complete information about Synageva and this offering. The preliminary prospectus supplement is available for free by visiting EDGAR on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus may also be obtained from the offices of Goldman, Sachs & Co.; by mail, Attn: Prospectus Department, 200 West Street, New York, NY 10282; by facsimile: 212-902-9316; by email: prospectus-ny@ny.email.gs.com; or by telephone: 866-471-2526; J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone: 866-803-9204; or Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, by telephone: 866-718-1649 or by email: prospectus@morganstanley.com.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Synageva BioPharma Corp.

Synageva is a biopharmaceutical company focused on the discovery, development, and commercialization of therapeutic products for patients with rare diseases for which there is a high unmet medical need. Synageva’s lead programs, sebelipase alfa and SBC-103, are both enzyme replacement therapies for lysosomal storage diseases (LSD). The company’s additional pipeline programs targeting rare diseases consist of other proteins at various stages of preclinical development.

Forward-Looking Statements

This news release contains “forward-looking statements”. Such statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “intend,” “believe,” “may,” “will,” “estimate,” “forecast,” “project,” or words of similar meaning. These forward-looking statements address, among other matters, the completion, timing and size of the proposed offering. Many factors may cause actual results to differ materially from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known, including those associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering and the risks identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2014 and other filings Synageva periodically makes with the SEC, and others of which are not known. No forward-looking statement is a guarantee of future results or events, and investors should avoid placing undue reliance on such statements. Synageva undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

“Dedicated to Rare Diseases®” is a registered trademark of Synageva BioPharma Corp. “Synageva BioPharma™” is a trademark of Synageva BioPharma Corp.

Contact for Synageva:

Matthew Osborne

Tel: (781) 357-9947

matthew.osborne@synageva.com